EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing the attached Schedule 13G (or any amendments thereto) relating to the Common Stock of Mineralys Therapeutics, Inc. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as August 14, 2025.

Andera Partners

By:

/s/ Stephane Bergez

Name: Stephane Bergez

Title: Managing Partner

BioDiscovery 6 FPCI

By:

Andera Partners

Its:

Management Company

By:

/s/ Stephane Bergez

Name: Stephane Bergez

Title: Managing Partner

Stephane Bergez

/s/ Stephane Bergez

François Xavier Mauron

/s/ François Xavier Mauron